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                                                                                                                                                                        9th Floor, 100 University Avenue

                                                                                                                                                                                                                               Toronto, Ontario M5J 2Y1

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                                                                    Security Class

                                                                                    Holder Account Number

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Form of Proxy for Class A Subordinate Voting Shares - Annual Meeting to be held on June 23, 2005

This Form of Proxy is solicited by and on behalf of Management.

Notes to proxy

1.

Every holder has the right to appoint some other person of their choice, who need not be a holder, to attend and act on their behalf at the meeting. If you wish to appoint a person other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse).

2.

If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you may be required to provide documentation evidencing your power to sign this proxy with signing capacity stated.

3.	This proxy should be signed in the exact manner as the name appears on the proxy.
4.	If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder.
5.

The securities represented by this proxy will be voted as directed by the holder, however, if such direction is not made, this proxy will be voted FOR the matters listed in items 1 and 2 and AGAINST the matter listed in item 3.

6.

The securities represented by this proxy will be voted or withheld from voting, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly.

7.	This proxy confers discretionary authority in respect of amendments to matters identified in the notice of meeting or other matters that may properly come before the meeting.

VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!

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Voting by mail may be the only method for holdings held in the name of a corporation or holdings being voted on behalf of another individual, and is the only method by which a holder may appoint a person as proxyholder other than the Management nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined below to vote this proxy. Please have this proxy in hand when you call.

Call the toll free number listed BELOW from a touch tone telephone. There is NO CHARGE for this call.

     Proxy Instructions must be received by 5:00 p.m. (Toronto Time), June 22, 2005.

         To Vote Using the Internet

              Go to the following web site: www.computershare.com/ca/proxy

Proxy Instructions must be received by 5:00 p.m. (Toronto Time), June 22, 2005.

To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER, HOLDER ACCOUNT NUMBER and ACCESS NUMBER listed below.

CONTROL NUMBER                                            HOLDER ACCOUNT                                                    NUMBER ACCESS NUMBER

If you vote by telephone or the Internet, DO NOT mail back this proxy.

Proxies submitted must be received by 5:00 p.m. (Toronto Time), on June 22, 2005.

0076DI

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Appointment of Proxyholder

I/We being holder(s) of Dundee Corporation hereby appoint: Harold P. Gordon, the Chairman of the Corporation, or failing him Ned Goodman, the President and Chief Executive Officer of the Corporation.

OR

Print the name of the person you are appointing if this person is someone other than the Chairman of the Meeting.

as my/our proxyholder with full power of substitution and to vote in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Annual Meeting of Dundee Corporation to be held at the Design Exchange, 234 Bay Street, Toronto, Ontario, on Thursday, June 23, 2005 at 3:00 p.m. (Toronto time) and at any adjournment thereof.

1. Election of Directors

The election of the persons nominated as directors as listed in the Management Proxy Circular.

FOR all nominees:

WITHHOLD vote for all nominees:

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2. Appointment of Auditors

Appointment of Ernst & Young LLP, Chartered Accountant as the Auditor of the Corporation to hold office until the next annual meeting of shareholders or until a successor is appointed and authorizing the directors of the Corporation to fix the remuneration of the Auditor.

For                                 Withhold

3. Shareholder Proposal

Adoption of the Shareholder Proposal described in Schedule A to the Management Proxy Circular.

For                       Against

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Authorized Signature(s) - Sign Here - This section must be completed for your instructions to be executed.

I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this Proxy will be voted as recommended by management.

Signature(s)

 Date

Financial Statements Request

In accordance with securities regulations, shareholders may elect annually to receive financial statements, if they so request. If you wish to receive such mailings, please mark your selection.

Interim Financial Reports

Mark this box if you would like to receive interim financial reports by mail. You may also register online to receive financial statements at www.computershare.com/ca/mailinglist   [   ]

Annual Reports

Mark this box if you DO NOT want to receive the Annual Report by mail.  [   ]

If you do not mark the box, or do not return this PROXY or register online, then it will be assumed you do NOT want to receive interim financial statements.

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